UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Newly Appointed Directors

On March 9, 2020, the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) appointed three new independent members to the Board. Joining the Board effective immediately are William “Bill” Simon and James “J.K.” Symancyk. In addition, Reginald “Reggie” Fils-Aimé, has been appointed and will join the Board on April 20, 2020. Each of Messrs. Simon, Symancyk and Fils-Aimé is to serve as a director of the Company, with a term expiring at the 2020 Annual Meeting of Stockholders or until his successor is elected and qualified. The Board determined that each of Messrs. Simon, Symancyk and Fils-Aimé qualifies as an independent director under the New York Stock Exchange listing standards and the applicable requirements of the Securities and Exchange Commission.

Mr. Simon, age 60, is a seasoned executive with more than 30 years of operational and strategic advisory experience in the retail, consumer and food and beverage industries. Since 2014, he has served as a Senior Advisor at KKR & Co. Mr. Simon previously served in multiple leadership roles at Walmart Inc. from 2006 to 2015, including as President and CEO of Walmart U.S. from 2010 to 2014; EVP and COO of Walmart U.S. from 2007 to 2010; and as EVP, Professional Services and New Business Development from 2006 to 2007. Earlier in his career, Mr. Simon served as VP of Marketing, Beverages at Cadbury Schweppes PLC and held leadership roles of increasing responsibility at PepsiCo, Inc., after beginning his career at RJR Nabisco. His current board memberships include Anixter International Inc.; Chico’s FAS; and Darden Restaurants, Inc. Mr. Simon holds an MBA and a Bachelor’s degree in Economics from the University of Connecticut. Mr. Simon has been appointed as a member of the Audit Committee.

Mr. Symancyk, age 48, brings more than 25 years of executive leadership and operational experience in the retail and consumer products industries. He has served as President and CEO of PetSmart, Inc. since 2018. Mr. Symancyk previously served as President and CEO of Academy Sports & Outdoors, Inc., a retail and ecommerce sporting goods chain, from 2015 to 2018. Prior to that, he held leadership roles of increasing responsibility at Meijer, Inc., a regional supercenter chain store, including as President; COO; and EVP, Merchandising & Marketing. He began his career at Sam’s Club, where served as Divisional Merchandise Manager, among other roles. His current board memberships include Petsmart and Chewy, Inc, and previously Academy Sports & Outdoors. Mr. Symancyk holds a Bachelor’s degree from the University of Arkansas. Mr. Symancyk has been appointed a member of the Compensation Committee.

Mr. Fils-Aimé, age 58, is an accomplished media and technology executive who brings more than 35 years of experience transforming companies, revitalizing brands and reshaping industries. From 2006 to 2019, he served as President and COO of Nintendo of America, Inc. During his tenure, Mr. Fils-Aimé focused on the development and launch of industry re-defining products, including the Nintendo DS, Wii, Nintendo 3DS and Nintendo Switch, quadrupling the company’s revenue from 2005 to 2010, and oversaw the successful implementation of the company’s digital strategy. He previously served as Nintendo of America’s EVP of Sales and Marketing from 2003 to 2006. Prior to joining Nintendo, Mr. Fils-Aimé served as SVP of Marketing for VH1 from 2001 to 2003, where he led a strategic shift to appeal to younger consumers that resulted in an increase in ratings of more than 30 percent. Earlier in his career, he held multiple marketing roles at a variety of consumer and manufacturing companies, including the Derby Cycle Corporation, Guinness Import Company, Panda Management Company, Inc., Pizza Hut, Inc. and the Procter & Gamble Company. Mr. Fils-Aimé holds a Bachelor’s degree in Applied Economics from Cornell University. Mr. Fils-Aimé has been appointed as a member of the Nominating and Corporate Governance Committee, and his appointment is effective April 20, 2020.

In recognition of each new director’s service between the date of his appointment and the date of the Company’s 2020 annual meeting of stockholders, each of Messrs. Simon, Symancyk and Fils-Aimé will receive (i) a pro-rata portion of the Company’s standard $140,000 annual cash retainer for non-employee directors, and (ii) if re-elected to the Board at the 2020 annual meeting of stockholders, an increase in the grant date fair value of his 2020 annual non-employee director equity award equal to the standard grant date fair value of such award ($140,000) multiplied by the portion of the year served by him between the Company’s 2019 and 2020 Annual Meetings of Stockholders.

Messrs. Simon, Symancyk and Fils-Aimé were not elected to the Board pursuant to any arrangement or understanding between any of them and any other persons, and there are no transactions between the Company and any of Messrs. Simon, Symancyk and Fils-Aimé or any of their immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K.

Retiring Directors

On March 9, 2020 and in conjunction with the appointments of Messrs. Simon, Symancyk and Fils-Aimé to the Board, four incumbent directors, Daniel A. DeMatteo, Steven R. Koonin, Gerald R. Szczepanski and Lawrence S. Zilavy, announced their intention to not stand for re-election to the Board at the Company’s 2020 Annual Meeting of Stockholders and two incumbent directors, Jerome Davis and Tom Kelly, announced their intention to not stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders. There are no disagreements between any of Messrs. DeMatteo, Koonin, Szczepanski, Zilavy, Davis and Kelly and the Company, the Company’s management or the Board on any matters relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On March 9, 2020, the Company issued a press release announcing the appointments of Messrs. Simon, Symancyk and Fils-Aimé to the Board and that Messrs. DeMatteo, Koonin, Szczepanski and Zilavy will not stand for re-election at the Company’s 2020 Annual Meeting of Stockholders. A copy of the press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Additional Information and Where to Find It
This filing may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”). In connection with the 2020 Annual Meeting, the Company plans to file with the Securities and Exchange Commission (“SEC”) and furnish to the Company’s shareholders one or more proxy statements and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2020 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2020 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov or the Company’s website at http://investor.GameStop.com.

Participants in the Solicitation
The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2020 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the Company’s 2020 Annual Meeting will be set forth in the applicable proxy statement and other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement in connection with the Company’s 2020 Annual Meeting when filed with the SEC on Schedule 14A and the Company’s and such persons’ other filings with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by GameStop Corp., dated March 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 9, 2020	By:	/s/ James A. Bell
Name: James A. Bell Title: Executive Vice President and Chief Financial Officer